Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Sean Tan, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Berkeley Coffee & Tea, Inc. for the period ended July 31, 2012, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Berkeley Coffee & Tea, Inc.

Dated: September 12, 2012

/s/ Sean Tan

Sean Tan

President, Chief Executive Officer

Chief Financial Officer, Treasurer

Secretary, Controller and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)